Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: October 3, 2016	Charles N. Funk
President & CEO
319.356.5800

WEISE TO RETIRE FROM MIDWESTONE BANK

GOLDEN VALLEY, MN (October 3, 2016) -- MidWestOne Financial Group, Inc. (NASDAQ: MOFG), parent company of MidWestOne Bank, today announced that Executive Vice President, Kurt R. Weise, will retire at the end of 2016. He will continue to serve on the Company and Bank Board of Directors.
“Kurt has compiled an outstanding career in community banking.  He was instrumental in the success of Central Bank prior to our merger and was a part in every key decision made in the 27 years of its existence,” said Charlie Funk, MidWestOne President & CEO. “I am very pleased that he will remain on the boards of our bank and holding company in the future.”
Weise was appointed to Executive Vice President in May 2015 upon completion of the MidWestOne-Central Bancshares merger. He served as President and on the Board of Directors of Central since 1988 and as Chairman from 1994-2015. Weise earned his Bachelor’s degree from Winona State University and is a Certified Public Accountant.
Weise plans to remain in the south metro area and spend some more time on the golf course and with his family, which includes four grown children and four granddaughters.
“Being involved in the local community banking arena has been a very rewarding career and it is a model that continues to be viable,” added Weise.

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About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Florida. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the NASDAQ Global Select Market under the symbol MOFG.
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.